Exhibit 16.1

January 31, 2024

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C.20549

Ladies and Gentlemen:

We have read Item 4.01 of Inno Holdings Inc.’s Form 8-K dated January 31, 2024, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Very truly yours,

/s/ TAAD LLP.

Diamond Bar, California

20955 Pathfinder Road, Suite 370. Diamond Bar, CA 91765 Tel. 909.569.4690